Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan of Two Harbors Investment Corp. of our reports dated February 28, 2022, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Two Harbors Investment Corp., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, MN

November 9, 2022